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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Starwood Financial Inc. of our reports dated January 22, 1999, except for Note 16, as to which the date is March 12, 1999, relating to the financial statements and financial statement schedules appearing in TriNet Corporate Realty Trust Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Stetement.

PricewaterhouseCoopers LLP

San Francisco, CA


September 13, 1999